Exhibit 10.32

ADVANCED ENERGY INDUSTRIES, INC.

AMENDED AND RESTATED 2023 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK UNITS AWARD

[PARTICIPANTID]

[FIRSTNAME] [LASTNAME]

You have been granted an award of Performance Stock Units (this “Award”) of Advanced Energy Industries, Inc. (the “Company”) under the Advanced Energy Industries, Inc. Amended and Restated 2023 Omnibus Incentive Plan (the “Plan”), effective as of the Grant Date, with the terms and conditions set forth below.

Grant Date:	[___________], [____]
Number of Performance Stock Units (“PSUs”) at Target:	[SHARESGRANTED] (“Target PSUs”)
Performance Period:	[______], [____] to [_____], [____]
Earning of PSUs:	[VESTING SCHEDULE and/or PERFORMANCE VESTING CONDITIONS.]
Forfeiture of PSUs:

Except as otherwise provided in any Company-issued executive change of control and severance agreement to which you are subject (a “CIC & Severance Agreement”), upon your termination of employment with, or cessation of services to, the Company and its Affiliates prior to the date the PSUs and any Dividend Equivalent Units have been settled and paid, Section 18 of the Plan will govern the effect of such termination or cessation on the PSUs.

Upon the Committee’s determination of the extent to which the PSUs have been earned, any PSUs that are thereby determined not to have been earned will be immediately and automatically forfeited.

Settlement of PSUs:

As soon as reasonably practicable after the Committee’s determination of the number of PSUs that have been earned and vested following the end of the Performance Period, the Company will settle the earned and vested PSUs, subject to any applicable deferral election under a deferred compensation arrangement of the Company, by the delivery of a number of Shares equal to the number of earned and vested PSUs (or by the delivery of cash equal to the Fair Market Value of a number of Shares equal to the number of earned and vested PSUs, or a combination of such cash and Shares, as determined at the discretion of the Committee).  Notwithstanding anything to the contrary in the foregoing sentence, the settlement of any PSUs that are earned and vested will be made no later than 2 ½ months following the end of the year in which the PSUs are no longer subject to a substantial risk of forfeiture.

Transferability of PSUs:

You may not sell, transfer or otherwise alienate or hypothecate this Award or any of your PSUs until they have been settled. In addition, by accepting this Award, you agree not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale. The Company also may require you to enter into a stockholder’s agreement that will include additional restrictions on the transfer of Shares acquired under this Award.

Rights as Stockholder; Dividend Equivalent Units:

You will not be deemed for any purposes to be a stockholder of the Company with respect to any of the PSUs or the Shares subject to the PSUs (including with respect to voting or dividends) unless and until the PSUs are settled in Shares; provided that your Award will include Dividend Equivalent Units as described below.

This Award includes Dividend Equivalent Units representing a right to receive a cash payment equal to any cash dividends that would have been received by you if each PSU earned hereunder had been an issued and outstanding Share on all dividend record dates between the Grant Date and the settlement date of such PSU.  Any such cash payment shall be made at the same time as the related PSUs are settled.

Market Stand-Off:

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Award without the prior written consent of the Company.  Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be determined by the Company.  In no event, however, shall such period exceed one hundred eighty (180) days.

Taxes:

You understand that you (and not the Company or any Affiliate) shall be responsible for your own federal, state, local or foreign tax liability and any of your other tax consequences that may arise as a result of the transactions contemplated by this Award. You shall rely solely on the determinations of your tax advisors or your own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

To the extent that the receipt, earning or settlement of the PSUs or Dividend Equivalent Units, or other event, results in income to you for federal, state or local income tax purposes, you shall deliver to the Company at the time the Company is obligated to withhold taxes in connection with such receipt, earning, settlement or other event, as the case may be, such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations. If you fail to do so, the Company has the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations.

To the extent permitted by the Company at the time a tax withholding requirement arises, you may satisfy the withholding requirement in whole or in part, by electing to have the Company withhold for its own account that number of Shares otherwise deliverable to you upon settlement having an aggregate Fair Market Value on the date the tax is to be determined equal to the tax that the Company must withhold in connection with the earning or settlement of PSUs or Dividend Equivalent Units; provided that the amount so withheld shall not exceed the maximum statutory rate to the extent necessary to avoid an accounting charge. Your election must be irrevocable, in writing, and submitted to the Administrator or its delegee before the applicable earning or settlement date. The Fair Market Value of any fractional Share not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid to you in cash.

Miscellaneous:
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Neither the Plan nor the grant of this Award shall constitute or be evidence of any agreement or understanding, express or implied, that you have a right to continue as an employee of the Company or any of its Affiliates for any period of time, or at any particular rate of compensation.
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The Plan and this Award constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements between you and the Company with respect to the subject matter hereof; provided that, to the extent a more favorable result would apply to you with respect to this Award in specific circumstances under the terms of a CIC & Severance Agreement to which you are a party, such terms of such CIC & Severance Agreement shall apply in such circumstances.  You expressly warrant that you are not accepting this Award in reliance on any promises, representations, or inducements other than those contained herein.

●
By accepting the grant of the PSUs, you agree not to sell any Shares acquired in connection with the PSUs other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.

●
As a condition of the granting of this Award, you agree, for yourself and your legal representatives or guardians, that this Award shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Award or the Plan and any determination made by the Committee pursuant to this Award shall be final, binding and conclusive.

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Subject to the terms of the Plan, the Committee may modify or amend this Award without your consent as permitted by Section 15(c) of the Plan.

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The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to you under this Award. This Award shall constitute an “unfunded” plan of the Company.

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Notwithstanding anything to the contrary in this Award, this Award and any Shares or other amounts received under this Award are subject to any compensation recovery, recoupment, clawback or similar policy or arrangement adopted or maintained by, or otherwise applicable to, the Company and its Affiliates from time to time.

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This Award may be executed in counterparts.

This Award is granted under and governed by the terms and conditions of the Plan.  The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Award and the Plan, the terms of the Plan shall govern, control and supersede over the provisions of this Award.  Capitalized terms used in this Award and not defined shall have the meanings given in the Plan.

BY CLICKING ON THE “ACCEPT” BOX WHERE INDICATED IN THE COMPANY’S ELECTRONIC ACCEPTANCE PROCEDURE OR OTHERWISE ELECTRONICALLY ACCEPTING THIS AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN.  YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN AND REAFFIRM YOUR AGREEMENT TO ANY RESTRICTIVE COVENANTS SET FORTH IN ANY AGREEMENT BETWEEN YOU AND THE COMPANY OR ITS AFFILIATES.

ADVANCED ENERGY INDUSTRIES, INC.

By:_______________________

Date: ______________________